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                                                   EXHIBIT 11

                             Statement Regarding Computation of Per Share Earnings

                             Three and Six Months Ended December 31, 1997 and 1996

                                (Dollars in thousands, except per share amounts)



                                                          Three months ended              Six months ended
                                                               December 31,                  December 31,
                                                       -------------------------     -------------------------
                                                           1997           1996           1997           1996
                                                       ----------     ----------     ----------     ----------

Net Income .......................................     $    2,742     $    2,398     $    5,428     $    1,629
                                                       ==========     ==========     ==========     ==========

Number of shares outstanding
  Weighted average shares issued .................      5,950,000      5,950,000      5,950,000      5,950,000
  Less: Weighted average shares held in
             treasury ............................      1,127,282      1,101,255      1,127,498      1,105,222
  Less: Average shares held by the ESOP ..........        476,000        476,000        476,000        476,000
  Plus: ESOP shares released or committed to
             to be released during the fiscal year        129,779         89,399        124,549         84,533
                                                       ----------     ----------     ----------     ----------
        Average basic shares .....................      4,476,497      4,462,144      4,471,051      4,453,311

  Plus: Average common stock equivalents .........        376,039        251,433        364,749        249,849
                                                       ----------     ----------     ----------     ----------
        Average diluted shares ...................      4,852,536      4,713,577      4,835,800      4,703,160
                                                       ==========     ==========     ==========     ==========

Earnings per common share
        Basic ....................................     $     0.61     $     0.54     $     1.21     $     0.37
                                                       ==========     ==========     ==========     ==========
        Diluted ..................................     $     0.57     $     0.51     $     1.12     $     0.35
                                                       ==========     ==========     ==========     ==========

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